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                                   EXHIBIT 99



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[Interallied Group, Inc. Stock Option Plan, formerly the Pilot Therapeutics,
Inc. 1998 Stock Option Plan, as amended and restated on December 19, 2000]
















                            PILOT THERAPEUTICS, INC.

                             1998 STOCK OPTION PLAN

              (As Amended and Restated Effective December 19, 2000)


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                            PILOT THERAPEUTICS, INC.
                             1998 STOCK OPTION PLAN


1.       Purpose

         The purpose of the Pilot Therapeutics, Inc. 1998 Stock Option Plan, as amended and restated (formerly, the Pilot Biotechnologies, Inc. 1998 Stock Option Plan) (the "Plan"), is to encourage and enable selected employees, directors, independent contractors, consultants and advisors in the service of Pilot Therapeutics, Inc. (the "Company") or a related corporation to acquire or to increase their holdings of common stock of the Company, $0.001 par value per share (the "Common Stock"), in order to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Company. This purpose will be carried out through the granting of incentive stock options ("Incentive Options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options"). Incentive Options and Nonqualified Options shall be referred to herein collectively as "Options."

2.       Administration of the Plan

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board" or the "Board of Directors"), unless the Board delegates all or part of such authority to the Compensation Committee of the Board (the "Committee"). For the purposes herein, unless the authority of the Board is delegated to the Committee as contemplated by the preceding sentence, all references to the "Committee" herein shall be deemed references to the Board. To the extent the Company is or becomes subject to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall include no fewer than the minimum number of "non-employee directors," as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as may be required by Rule 16b-3 or any successor rule, unless the Board determines that such Committee composition is not necessary or advisable. Further, in the event that the Company becomes subject to the requirements of Section 162(m) of the Code, the Committee shall, unless the Board determines otherwise, be comprised solely of two or more "outside directors," as such term is defined under Section 162(m) or the regulations thereunder, or otherwise in accordance with Section 162(m) and such regulations.

         (b) Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan including, without limitation, the following: (i) to determine the individuals to receive Options, the nature of each Option as an Incentive Option or a Nonqualified Option, the times when Options shall be granted, the number of shares to be subject to each Option, the Option price (determined in accordance with Section 6(b)), the Option period, the time or times when each Option shall be exercisable and the other terms, conditions, restrictions and limitations of an Option;
         (ii) to prescribe the form or forms of the agreements evidencing any Options granted under the Plan ("Option Agreements"); (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, the rules and


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         regulations, and the Option Agreements evidencing Options granted under the Plan, to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, the Committee shall have complete authority, in its discretion, to accelerate the date that any Option which is not otherwise exercisable shall become exercisable in whole or in part, without any obligation to accelerate such date with respect to any other Option granted to any person. All determinations of the Committee with respect to the Plan will be final and binding on the Company and all persons having or claiming an interest in any Option awarded under the Plan. In addition, the Committee shall have the authority and discretion to establish terms and conditions of Options as the Committee determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. No member of the Board or Committee, as applicable, shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Option Agreement.

         (c) Notwithstanding the other provisions of Section 2, the Committee may delegate to the Chief Executive Officer or President of the Company the authority to grant Options to eligible persons, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in Section 2(b) with respect to such Options (subject to such terms and restrictions as may be established by the Committee); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, an Optionee, at the time of said grant or other determination: (i) is not deemed to be an officer or director of the Company within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a "covered employee" (as defined in Section 162(m) of the Code and related regulations). To the extent that the Committee has delegated authority to grant Options pursuant to this Section 2(c) to the Chief Executive Officer or President, references to the Committee shall include references to such person, subject, however, to the requirements of the Plan, Rule 16b-3 and other applicable law.

3.       Effective Date

         The effective date of the Plan shall be December 11, 1998. The Plan was amended on April 28, 1999 and amended and restated effective December 19, 2000. Options may be granted under the Plan on and after the effective date, but not after December 10, 2008.

4.       Options; Shares of Stock Subject to the Plan

         Both Incentive Options and Nonqualified Options, as designated by the Committee, may be granted under the Plan. Subject to adjustment as provided in
Section 9, the shares of Common Stock that may be issued and sold pursuant to Options shall not exceed in the aggregate 900,000 shares of authorized but unissued or reacquired shares of the Common Stock of the Company. The Company hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of Options granted hereunder. Any shares of Common Stock subject to an Option which, for any reason, expires or is terminated unexercised as to such shares may again be subject to an Option granted under the Plan. No Optionee may be granted Options in any calendar year for more than 500,000 shares of Common Stock (subject to adjustment as provided in Section 9).

5.       Eligibility

         An Option may be granted only to a person who satisfies the following eligibility requirements on the date the Option is granted:


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                  (a) The person is either (i) a employee of the Company or a related corporation or (ii) an independent contractor, consultant or advisor (collectively, "independent contractors") providing bona fide services to the Company or a related corporation. Directors of the Company or a related corporation who are otherwise eligible to participate in the Plan may be granted Options under the Plan. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Company or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

                  (b) With respect to the grant of an Incentive Option, the person is an employee who does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a related corporation; provided, that an individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a related corporation may be granted an Incentive Option if the price at which such Option may be exercised is greater than or equal to 110% of the fair market value of the shares on the date the Option is granted and the Option period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributed to him under
         Section 424(d) of the Code.

                  (c) The person, being otherwise eligible under this Section 5, is selected by the Committee as a person to whom an Option shall be granted (an "Optionee").

6.       Grant of Options; Option Price

                  (a) Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Options to such eligible persons in such numbers, upon such terms and at such times as the Committee shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan; provided, however, that Incentive Options may only be granted to employees of the Company or a related corporation. To the extent that a Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option.

                  (b) The price per share at which an Option may be exercised (the "Option price") shall be established by the Committee at the time the Option is granted and shall be set forth in the terms of the Option Agreement evidencing the Option; provided, that, (i) the Option price per share shall be not less than the par value per share of the Common Stock; and (ii) in the case of an Incentive Option, the Option price shall be equal to or greater than the fair market value per share of the Common Stock on the date the Option is granted. In addition, the following rules shall apply:

                           (i) An Incentive Option shall be considered to be
                  granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the date of grant of the Option. A Nonqualified Option shall be considered to be granted on the date the Committee acts to grant the Option or any other date specified by the Committee as the date of grant of the Option.

                           (ii) The "fair market value" per share of the Common
                  Stock shall be determined in good faith by the Committee, and, unless the Committee determines


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                  otherwise, the fair market value shall be determined in
                  accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the American Stock Exchange or the New York Stock Exchange or included in the Nasdaq National Market, the fair market value shall be the closing sales price of the Common Stock on the American Stock Exchange or the New York Stock Exchange or as reported on the Nasdaq National Market (as applicable) on the date immediately preceding the date the Option is granted or such other date as to which a determination is made (the "valuation date"), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available; (B) if the shares of Common Stock are quoted on the Nasdaq Small Cap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or American Stock Exchange or included in the Nasdaq National Market, the average of the closing bid and asked prices on the date immediately preceding the valuation date; or (C) if the shares of Common Stock are not listed or reported in any of the foregoing, then fair market value shall be determined by the Committee in good faith in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

                           (iii) In no event shall there first become
                  exercisable by the Optionee in any one calendar year Incentive Options granted by the Company or any related corporation with respect to shares having an aggregate fair market value (determined in accordance with Section 6(b)(ii) at the time an Option is granted) greater than $100,000; provided, that if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options. In the event the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the fair market value of shares permitted to be subject to Incentive Options, then such different limit shall be automatically incorporated herein and will apply to any Incentive Option granted after the date of such amendment.

7.       Option Period and Limitations on the Right to Exercise Options

                  (a) The term of an Option (the "Option period") shall be determined by the Committee when the Option is granted and shall not extend more than ten (10) years from the date on which the Option is granted. An Option shall be exercisable on such date or dates, during such period, for such number of shares, and subject to such conditions as shall be determined by the Committee and set forth in the Option Agreement, subject to the right of the Committee to accelerate the time when Options may be exercised at any time and for any reason. Any Option or portion thereof not exercised before the expiration of the Option period shall terminate.

                  (b) An Option may be exercised by giving written notice of at least ten (10) days to the Committee or its designee at such place and upon such terms and conditions as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Unless an Option Agreement provides otherwise, such payment shall be in cash (or in the form of a check) and, where expressly approved for the Optionee by the Committee and where permitted by law, payment may also be made:


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                           (i) by cancellation of indebtedness of the Company to
                  the Optionee;

                           (ii) by surrender of shares of Common Stock (valued
                  at the date of exercise at their fair market value by the Committee by applying the provisions of Section 6(b)(ii)) that have been owned by Optionee for more than six (6) months, have been paid for within the meaning of SEC Rule 144 and are otherwise acceptable to the Committee (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares);

                           (iii) by withholding shares of Common Stock (valued
                  at the date of exercise at their fair market value by the Committee by applying the provisions of Section 6(b)(ii)) otherwise issuable upon exercise of the Option;

                           (iv) by tender of a full recourse promissory note
                  having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Optionees who are not employees or directors of the Company will not be entitled to purchase shares with a promissory note unless the note is adequately secured by collateral other than the shares; provided, further, that the portion of the purchase price equal to the par value of the shares must be paid in cash or other legal consideration permitted by North Carolina Business Corporation Act;

                           (v) by waiver of compensation due or accrued to the
                  Optionee for services rendered to the Company;

                           (vi) with respect only to purchases upon exercise of
                  an Option after a public market for the Common Stock exists:

                                    (A) through a "same day sale" commitment
                           from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or

                                    (B) through a "margin" commitment from the
                           Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or

                           (vii) by any combination of the foregoing.

         For the purposes herein, a "public market" for the Common Stock shall be deemed to exist (i) upon consummation of a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if the Committee otherwise determines that there is an established public market for the Common Stock.


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                  (c) Unless the Committee determines otherwise, no Option
         granted to an Optionee who was an employee at the time of grant shall be exercised unless the Optionee is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to the following:

                           (i) An Option shall not be affected by any change in
                  the terms, conditions or status of the Optionee's employment, provided that the Optionee continues to be an employee of the Company or a related corporation.

                           (ii) The employment relationship of an Optionee shall
                  be treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence; provided, that the period of such leave does not exceed ninety (90) days, or, if longer, as long as the Optionee's right to re-employment is guaranteed either by statute or by contract. The employment relationship of an Optionee shall also be treated as continuing intact while the Optionee is not in active service because of disability. For purposes of the Plan, "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Committee shall determine whether an Optionee is disabled within the meaning of this paragraph and, if applicable, the date of an Optionee's termination of employment or service for any reason (the "termination date").

                           (iii) Unless the applicable Option Agreement provides
                  otherwise, if the employment of an Optionee is terminated because of disability within the meaning of subparagraph (ii) above, or if the Optionee dies while he or she is an employee or dies within ninety (90) days after the date of termination of his or her employment (the "termination date") because of disability, the Option may be exercised only to the extent that it was exercisable on the termination date, except that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A) in the case of Options granted prior to December 19, 2000, the close of the period of ninety (90) days next succeeding the termination date, and in the case of options granted on or after December 19, 2000, the close of the period of twelve (12) months next succeeding the termination date (or, in either case, such other time period as may be specified in the Option Agreement); or (B) the close of the Option period. In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

                           (iv) Unless the applicable Option Agreement provides
                  otherwise, if the employment of the Optionee is terminated for any reason other than disability (as defined in subparagraph
                  (ii) above) or death or for "cause," his or her Option may be exercised to the extent exercisable on the termination date, except that the Committee may in its discretion accelerate the date for exercising all or any part of the Option that was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A) in the case of Options granted prior to December 19, 2000, the close of the period of thirty (30) days next succeeding the termination date, and in the case of options granted on or after December 19, 2000, the close of the period of ninety


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                  (90) days next succeeding the termination date (or, in either case, such other time period as may be specified in the Option Agreement); or (B) the close of the Option period. If the Optionee dies following such termination of employment and prior to the earlier of the dates specified in (A) or (B) of this subparagraph (iv), the Optionee shall be treated as having died while employed under subparagraph (iii) immediately preceding (treating for this purpose the Optionee's date of termination of employment as the termination date). In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

                           (v) Unless the applicable Option Agreement provides
                  otherwise, if the employment of the Optionee is terminated for "cause," his or her Option shall lapse and no longer be exercisable as of the effective time of his or her termination of employment, as determined by the Committee. For purposes of this subparagraph (v) and subparagraph (iv) and Section 7(d), the Optionee's termination shall be for "cause" if such termination results from any one or more of the following events, circumstances or occurrences: (A) the Optionee's material breach of any written employment, consulting, advisory, proprietary information, nondisclosure or other agreement with the Company and his or her subsequent failure to cure such breach to the satisfaction of the Committee within the cure period provided in such agreement, if any; (B) the Optionee's conviction of, or entry of a plea of guilty or nolo contendere to, a felony or any misdemeanor involving moral turpitude if the Committee reasonably determines that such conviction or plea materially adversely affects the Company; (C) the commission of an act of fraud or dishonesty by the Optionee if the Board reasonably determines that such act materially adversely affects the Company; or (D) Optionee's intentional damage or destruction of substantial property of the Company. The determination of "cause" shall be made by the Committee and its determination shall be final and conclusive.

                           (vi) Notwithstanding the foregoing, the Committee
                  shall have authority, in its sole discretion, to accelerate the date for exercising all or any part of an Option held by an employee that was not otherwise exercisable on the termination date, extend the period during which an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing; provided that, in the event that any such extension or modification shall cause an Incentive Option to be designated as a Nonqualified Option, no such extension or modification shall be made without the consent of the Optionee.

                  (d) Unless the applicable Option Agreement provides otherwise, an Option granted to an Optionee who was an independent contractor or non-employee director of the Company or a related corporation at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 7(c) herein) may be exercised (unless the termination was for cause) only to the extent exercisable on the date of the Optionee's termination of service to the Company or a related corporation as determined by the Committee, and must be exercised, if at all, prior to the first to occur of the following, as applicable: (A) the close of the period of ninety (90) days next succeeding the termination date (or such other time period as may be specified in the Option Agreement); or (B) the close of the Option period. If the services of an independent contractor are terminated for cause or a non-employee director is removed for cause (as defined in Section 7(c)(v) herein), the Option shall lapse and no longer be exercisable as of the effective time of his termination of services, as determined by the Committee. Notwithstanding the foregoing, the Committee may in its sole discretion accelerate the date for exercising all or any part of


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


         an Option held by an independent contractor or non-employee director that was not otherwise exercisable on the termination date, extend the period during which such an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

                  (e) A certificate or certificates for shares of Common Stock acquired upon exercise of an Option will be issued in the name of the Optionee (or his beneficiary) and delivered to the Optionee (or his beneficiary) as soon as practical following receipt of notice of exercise and payment of the Option price. An Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are issued to him or them under the Plan.

                  (f) Nothing in the Plan shall confer upon the Optionee any right to continue in the service of the Company or a related corporation as an employee, director, advisor, consultant or independent contractor, as the case may be, or to interfere in any way with the right of the Company or a related corporation to terminate the Optionee's employment or service at any time.

8.       Nontransferability of Options and Shares

        Incentive Options granted pursuant to the Plan shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession. Nonqualified Options granted pursuant to the Plan shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Committee in a manner consistent with the registration provisions of the Securities Act. In connection with any permitted transfer of an Option, the Committee may condition such transfer on the imposition of transfer restrictions, rights of first refusal and other similar restrictions it deems advisable. Except in the case of permitted transfers of Nonqualified Options in accordance with this Section 8, an Option shall be exercisable during the Optionee's lifetime only by him. To the extent required by Section 16 of the Exchange Act, shares acquired upon the exercise of an Option shall not, without the consent of the Committee, be transferable (including by pledge or hypothecation) until the expiration of six months after the date the Option was granted.

9.       Dilution or Other Adjustments

         If the number of outstanding shares of Common Stock of the Company is changed as a result of a reorganization, recapitalization, stock dividend, stock split, reverse stock split, subdivision, combination, reclassification or other change in the capital stock structure of the Company without consideration, then the Committee shall make such adjustments to the exercise price and number of shares subject to Options, to the number of shares reserved for issuance and issuable under the Plan, and to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options or otherwise advisable to reflect such change.

10.      Assumption or Replacement of Options

                  (a) Except to the extent an individual Option Agreement provides otherwise, the following provisions set forth in this Section 10(a) shall apply:

                           (1) In the event of (i) a dissolution or liquidation
                  of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation into a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no

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                  substantial change in the shareholders of the Company or their relative stock holdings and in which the Options granted under this Plan are assumed, converted or replaced by the successor corporation on the terms provided in this Section 10, which assumption will be binding on all Optionees), (iii) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges, or which owns or controls another corporation which merges, with the Company in such merger) cease to own their shares or other equity interests in the Company, or (iv) the sale of substantially all of the assets of the Company, any or all outstanding Options may be assumed, converted or replaced by the successor corporation (if any) on the terms provided in this Section 10, which assumption, conversion or replacement will be binding on all Optionees.

                           (2) In order to assume, convert or replace
                  outstanding Options, the successor corporation may either substitute equivalent Options or provide substantially similar consideration to Optionees as was provided to shareholders in the transaction (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of outstanding shares of Common Stock of the Company held by the Optionee, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Optionee than those which applied to such outstanding shares under this Plan and the Option Agreement immediately prior to such transaction or event described in this Section 10(a).

                           (3) In the event such successor corporation (if any)
                  refuses to assume or substitute Options as provided above pursuant to a transaction described in Section 10(a)(1), then notwithstanding any other provision in this Plan to the contrary, (i) all such Options outstanding as of the date the Company's shareholders act to approve the first event or transaction described in Section 10(a)(1) to occur shall become fully exercisable whether or not all or a portion of such Options were then otherwise exercisable; and (ii) the Company (or the surviving or successor corporation, as the case may be) shall provide Optionees with an opportunity prior to the closing or effective time of the applicable transaction or event to exercise such Options and, upon consummation of such transaction or event, such Options shall expire (subject to such conditions as the Committee may determine).

                  (b) Subject to any greater rights granted to Optionees under the foregoing provisions of this Section 10, in the event of the occurrence of any transaction described in Section 10(a), any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

                  (c) The Company, from time to time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Option under this Plan in substitution of such other company's options or (ii) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an option granted by another company, unless otherwise determined by the Committee, the terms and conditions of such option will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price.

11.      Withholding

         Prior to the delivery or transfer of any certificate for shares upon the exercise of an Option or any other benefit conferred under the Plan, the Company shall require the recipient of shares to pay to the Company in cash the amount of any local, state or federal withholding tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such Optionee. Notwithstanding the foregoing, the Committee may, in its sole discretion, allow the Optionee to satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to the exercise of an Option, by electing to have the Company withhold shares of Common Stock from the shares to which the Optionee is entitled in accordance with such procedures as may be established by the Committee.

12.      Certain Definitions

         For purposes of the Plan, the following terms shall have the meanings indicated:

                  (a) "Related corporation" means any parent, subsidiary or predecessor of the Company.

                  (b) "Parent" or "parent corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time that the Option is granted, each corporation other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in another corporation in the chain.

                  (c) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time that the Option is granted, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in another corporation in the chain.

                  (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Company, or a corporation which is a parent or subsidiary of the Company, or a predecessor of any such corporation.

         In general, terms used in the Plan shall, where appropriate, be given the meaning ascribed to them under the provisions of the Code applicable to Incentive Options.

13.      Stock Option Agreement

         The grant of any Option under the Plan shall be evidenced by the execution of an Option Agreement between the Company and the Optionee. Such Option Agreement shall set forth the date of grant of the Option, the Option price, the Option period, the designation of the Option as an Incentive Option or a Nonqualified Option, and the time or times when and the conditions upon the happening of which the Option shall become exercisable. Such Option Agreement shall also set forth the restrictions, if any, with respect to which the shares to be purchased thereunder shall be subject, and such other terms and conditions as the Committee shall determine that are consistent with the provisions of the Plan and applicable law and regulations.

14.      Legal Restrictions on Options and Shares

                  (a) An Option will not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the shares of Common Stock may then be listed or quoted, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue, deliver or transfer certificates for shares under this Plan or to take any other action with respect to the Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) compliance with any exemption, completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the shares of Common Stock with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

                  (b) The Company may impose such restrictions on any shares acquired upon exercise of Options granted under the Plan as it may deem advisable, including, without limitation, restrictions necessary to ensure compliance with the Securities Act, under the requirements of any applicable stock exchange, automated quotation system or self-regulatory organization and under any blue sky or state securities laws applicable to such shares. The Company may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel to the Company.

15.      Amendment or Termination

                  (a) The Plan may be amended or terminated at any time by action of the Board; provided, that (i) the approval of the shareholders of the Company shall be required for any amendment to the Plan for which shareholder approval is required under applicable law; and (ii) the approval of the Committee shall be required for any amendment that would have the effect of reducing the Committee's authority or rights under the Plan.

                  (b) The Committee may amend, modify, extend, renew or terminate outstanding Options or authorize the grant of new Options in substitution therefor; provided, that no outstanding Option shall be amended, modified, extended, renewed or terminated without the consent of the Optionee if such action would adversely impair the Optionee's rights with respect to such Option.

                  (c) The Committee may reduce the exercise price of outstanding Options without the consent of Optionees by a written notice to them; provided, that the exercise price shall not be reduced below the minimum exercise price that would be permitted under Section 6(b)(ii) for Options granted on the date the action is taken to reduce the exercise price.

16.      Applicable Law

         The Plan shall be construed and enforced according to the laws of the State of North Carolina, without regard to the principles of conflicts of laws.

17.      Section 16(b) Compliance

         To the extent that participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of Plan transactions meeting the requirements of Rule 16b-3 or successor rules applicable to the Plan.

18.      Shareholder Approval

        The Plan is subject to the approval of the shareholders of the Company, which approval must occur, if at all, within twelve months of the effective date of the Plan. All Incentive Options granted prior to shareholder approval shall be conditioned upon such approval, and no Incentive Option shall be exercisable prior to such approval.

19.      Code Section 162(m) Performance-Based Compensation Compliance

         To the extent that Section 162(m) of the Code is applicable, the Committee shall have discretion to determine the extent, if any, that Options conferred under the Plan to covered employees, as such term is defined in
Section 162(m) of the Code and related regulations, are intended to comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code.

20.      Unfunded Plan; Not a Retirement Plan

         (a) Neither an Optionee nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any related corporation including, without limitation, any specific funds, assets or other property which the Company or any related corporation, in their discretion, may set aside in anticipation of a liability under the Plan. An Optionee shall have only a contractual right to the Common Stock or amounts, if any, distributable or payable under the Plan, unsecured by any assets of the Company or any related corporation. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

         (b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Company or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

         IN WITNESS WHEREOF, this Pilot Therapeutics, Inc. 1998 Stock Option Plan, as amended and restated by the authority of the Board of Directors of the Company, is executed in behalf of the Company, the 19th day of December, 2000.

                                          PILOT THERAPEUTICS, INC.


                                          By: /s/ Floyd H. Chilton
                                              ----------------------------------
                                                  Floyd H. Chilton
                                                  Chief Executive Officer
Attest:


/s/ Beth Fordham-Meier
----------------------------------
Beth Fordham-Meier, Secretary

[Corporate Seal]

                        PILOT THERAPEUTICS HOLDINGS, INC.

                        2001 Declaration of Amendment to
                    Interallied Group, Inc. Stock Option Plan


         THIS DECLARATION OF AMENDMENT is executed this 11th day of December, 2001, by PILOT THERAPEUTICS HOLDINGS, INC., a Delaware corporation (the "Company"), to the Interallied Group, Inc. Stock Option Plan.

                                R E C I T A L S:

         WHEREAS, on August 24, 2001, the shareholders of Pilot Therapeutics, Inc. ("Pilot") completed a share exchange (the "Share Exchange") pursuant to which each share of Pilot's common stock was exchanged for two shares of the common stock of Interallied Group, Inc. ("Interallied"); and

         WHEREAS, in connection with the Share Exchange, Interallied assumed the Pilot Therapeutics, Inc. 1998 Stock Option Plan, as amended and restated December 19, 2000 (the "Plan"), and amended the Plan, among other things, (i) to rename it the "Interallied Group, Inc. Stock Option Plan" and (ii) to provide for the issuance of shares of Interallied common stock upon the exercise of options granted thereunder; and

         WHEREAS, effective November 30, 2001, Interallied merged into the Company (the "Merger"); and

         WHEREAS, as of the effective time of the merger (the "Merger"), each outstanding option to purchase shares of Interallied common stock under the Plan, whether vested or unvested, was converted into an option to acquire shares of the Company's common stock (the "Common Stock"); and

         WHEREAS, the Company deems it advisable to make certain amendments to the Plan to reflect the Company's assumption of certain obligations under the Plan and to facilitate Plan administration; and

         WHEREAS, pursuant to Section 15 of the Plan, the Board may amend or modify the Plan, subject to the terms of the Plan;

         NOW, THEREFORE, IT IS DECLARED, that, effective as of the date hereof, the Plan shall be amended as follows:

         1. Name of the Plan. The name of the Plan shall be the "Pilot Therapeutics Holdings, Inc. Stock Option Plan."

         2. References. All references in the Plan to "Pilot Therapeutics, Inc." or "Interallied Group, Inc." shall be deemed replaced by references to Pilot Therapeutics Holdings, Inc. All references in the Plan to "North Carolina" shall be deemed replaced by references to Delaware, and all references in the Plan to the "North Carolina Business Corporation Act" shall be deemed replaced by references to the Delaware General Corporation Law.

         3. References to the Common Stock. All references to "Common Stock" shall refer to the Common Stock of the Company.

         4. Specific Section Amendments:

                  (a) The second sentence of Section 3 shall be amended by deleting it in its entirety and replacing it with the following: "The Plan was amended on April 28, 1999, amended and restated effective December 19, 2000 and further amended effective December 11, 2001."

                  (b) The second sentence of Section 4 shall be amended by deleting it in its entirety and replacing it with the following:
         "Subject to, and as a result of, adjustments as provided in Section 9, the shares of Common Stock that may be issued and sold pursuant to Options shall not exceed in the aggregate 1,800,000 shares of authorized but unissued or reacquired shares of the Common Stock of the Company." In addition, the reference in Section 4 to "500,000 shares" shall be replaced by a reference to "1,000,000 shares."

                  (c) Section 7(b)(iv) shall be amended by deleting it in its entirety and replacing it with "Reserved."

         5. Continued Effect. Except as set forth herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Pilot Therapeutics Holdings, Inc. as of the day and year first above written.

                                       PILOT THERAPEUTICS HOLDINGS, INC.


                                       By: /s/ Floyd H. Chilton
                                           -------------------------------------
                                           Floyd H. Chilton
                                           President and Chief Executive Officer
ATTEST:


/s/ David J. Mills
--------------------------------------------
Secretary

[Corporate Seal]


                                       2